                                                                    EXHIBIT 99.2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------x
MARK LEVY, derivatively on behalf of ILLINOIS        :
SUPERCONDUCTOR CORPORATION,                          :
                                                     :
                              Plaintiff,             :
                                                     :
               -against-.                            :       Civil Action No.
                                                     :       99 Civ. 1479 (JSM)
SOUTHBROOK INTERNATIONAL INVESTMENTS,                :
LTD., ELLIOTT ASSOCIATES, L.P., and WESTGATE         :
INTERNATIONAL, L.P.,                                 :       Settlement Hearing
                                                     :
                              Defendants,            :
                                                     :       March 30, 2001
               -against-                             :
                                                     :       11:30 a.m.
ILLINOIS SUPERCONDUCTOR CORPORATION,                 :
                                                     :
                              Nominal Defendant      :
                                                     :
-----------------------------------------------------x

              NOTICE OF PENDENCY OF SHAREHOLDER DERIVATIVE ACTION,
                    ADEQUACY OF REPRESENTATION DETERMINATION,
                         PROPOSED SETTLEMENT OF ACTION,
                     SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO: ALL RECORD OR BENEFICIAL OWNERS OF THE COMMON STOCK OF ILLINOIS SUPERCONDUCTOR CORPORATION, INCLUDING ANY AND ALL SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, OF SUCH PERSONS.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

IF YOU ARE NOT THE BENEFICIAL HOLDER OF STOCK OF ILLINOIS SUPERCONDUCTOR CORPORATION BUT HOLD SUCH STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

         This notice to all record and beneficial owners of shares of the common stock of Illinois Superconductor Corporation ("ISCO" or the "Company") on February 21, 2001, including any and all of their successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity

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acting for or on behalf of, or claiming under any of them, and each of them
(collectively, the "Shareholders"), is given pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and pursuant to an Order of the United States District Court for the Southern District of New York (the "Court") entered in the above-captioned action (the "Action").

SETTLEMENT HEARING

         The Shareholders have an interest in these proceedings and are hereby notified that a hearing will be held before the Court at the Daniel Patrick Moynihan United States Courthouse for the Southern District of New York, 500 Pearl Street, New York, New York 10007 (the "Settlement Hearing"), on March 30, 2001 at 11:30 a.m. to (i) determine whether a Stipulation and Agreement of Compromise, Settlement and Release dated February 12, 2001 (the "Stipulation"), and the terms and conditions of the settlement proposed in the Stipulation (the "Settlement"), are fair, reasonable and adequate and in the best interests of ISCO and its shareholders; (ii) determine whether the Shareholders were adequately represented by plaintiff and his attorneys; (iii) determine whether an Order and Final Judgment should be entered which will, among other things, dismiss the Action as to defendants Elliott Associates, L.P. and Westgate International, L.P., Edward W. Laves, Howard Hoffman, Robert D. Mitchum, Terry
S. Parker, Tom L. Powers, Mark D. Brodsky, George Calhoun and Sam Perlman with prejudice as against plaintiff, ISCO and all of the Shareholders (the "Order and Final Judgment"); (iv) hear and determine any objections to the Settlement; and
(v) award attorneys' fees and expenses to plaintiff's attorneys.

         The Court has reserved the right to adjourn the Settlement Hearing and any adjournments thereof, including consideration of the application for attorneys' fees and expenses, whether by oral announcement at such hearing or any adjournment thereof, or without further notice of any kind. The Court also has reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the Shareholders.

THE FACTUAL BACKGROUND

THE DESCRIPTIONS OF THE ACTION AND THE SETTLEMENT WHICH FOLLOW HAVE BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT.

         Plaintiff is an owner of common stock of ISCO and instituted the Action with the filing of his complaint (the "Complaint") on February 26, 1999, after the Board of Directors of ISCO declined Plaintiff's demand to institute the Action. ISCO is the nominal defendant on whose behalf the Action was brought.

         Defendants in this action (the "Defendants") are Elliott Associates, L.P., a Delaware Limited Partnership ("Elliott"); Westgate International, L.P., now known as Elliott International, L.P. ("Westgate"), a Cayman Islands Limited Partnership and Southbrook International Investments, Ltd. ("Southbrook").


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         The Complaint alleges that on or about October 29, 1997, Elliott and
Westgate acting together acquired 350 shares of ISCO Series G Convertible Preferred Stock ("Series G Stock") at $5,000 per share which caused Elliott/Westgate to become more than 10% beneficial owners of ISCO common stock into which the Series G Stock was convertible and thus subject to Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934 (the "Exchange Act").

         The number of shares of ISCO common stock into which the Series G Stock was convertible was determined by dividing $5,000, plus any accrued but unpaid dividends, by the lesser of (a) he average closing bid price of the Common Stock for the five days immediately preceding the date of issuance of the Series G Stock or, (b) 101% of the average of the lowest closing bid prices of the Common Stock for five consecutive days during the 60 consecutive trading days immediately preceding the date of conversion of the Series G Stock.

         The Complaint further alleges that Elliott/Westgate acquired ISCO common stock through the conversion of Series G Stock and within six months of these conversions realized short-swing profits through the sale of the common stock. The Complaint raises similar allegations concerning the purchase of ISCO Series B Convertible Preferred Stock and Series C Convertible Preferred Stock by defendant Southbrook.

         Plaintiff served a request for the production of documents on defendants pursuant to Rules 26 and 34 of the Federal Rules of Civil Procedure. After an exchange of letters written to the Court, defendants agreed to produce documents reflecting their conversions of ISCO preferred stock and sales of ISCO common stock prior to the resolution of any motion to dismiss.

         On or about February 25, 2000, defendants Elliott/Westgate and Southbrook, severally moved to dismiss the Complaint on the grounds that (1) they were each contractually limited from owning more than 4.9% of ISCO common stock at any one time and therefore not subject to Section 16(b); and (2) the exercise or conversion of the convertible securities was exempt as a purchase under Rule 16b-6(b).

         On or about March 24, 2000, Plaintiff served his opposition to Defendants' motion to dismiss and also cross-moved for leave to serve and file a proposed amended complaint (the "Proposed Amended Complaint"). The Proposed Amended Complaint names as additional defendants, Edward W. Laves ("Laves"), Howard Hoffman ("Hoffman"), Robert D. Mitchum ("Mitchum"), Terry S. Parker ("Parker"), Tom L. Powers ("Powers"), Mark D. Brodsky ("Brodsky"), George Calhoun ("Calhoun") and Sam Perlman ("Perlman," collectively, the "Individual Additional Defendants"), as well as Alexander Finance, L.P. ("Alexander").

         The Proposed Amended Complaint made additional allegations concerning transactions by Elliott/Westgate and others. It alleges, among other things that:

              i. On or about May 15, 1998, Elliott/Westgate, Alexander and State Farm Mutual Automobile Insurance Company ("State Farm"), among others, agreed (the "May Agreement") to acquire from ISCO 2% senior convertible notes in the amount of $10,350,000 (the "May Notes") and warrants to purchase 4,140,000 shares of ISCO common stock at an exercise or conversion price of $3.75 per share (the "May Warrants");


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              ii. In or about July 1998, Elliott/Westgate and Alexander, pursuant to rights granted to them in connection with their investments in the Company, designated Hoffman as a director of ISCO where he has served until the present date;

              iii. As a consequence of this designation, Elliott/Westgate were at all relevant times deemed directors of ISCO and subject to Section 16(b);

              iv. In or about March 1999, Elliott/Westgate, Alexander and State Farm purchased from ISCO 6% senior convertible notes in the amount of $3,300,000 (the "March Notes") and warrants to purchase 1,320,000 shares of ISCO common stock at exercise or conversion price of $1.4625 per share (the "March Warrants");

              v. On or about the same date, Elliott/Westgate, Alexander and State Farm, among others, amended the May Agreement to, among other things, raise the interest rate on the May Notes to 6% and to reduce the exercise or conversion price to $1.125 per share;

              vi. Following the March derivative security acquisitions and adjustments, Elliott/Westgate beneficially owned as much as 60% of the outstanding ISCO common stock;

              vii. On or about November 5, 1999, ISCO entered into an agreement (the "November Agreement") to sell to, among others, Alexander and Elliott/Westgate, senior convertible notes in the amount of $1,000,000 (the "November Notes") and warrants to purchase 400,000 shares of ISCO common stock at an exercise or conversion price of $0.25 per share (the "November Warrants");

              viii. The November Agreement further granted Elliott/Westgate and Alexander the right to invest an additional $1 million in the Company under the same terms provided for the November 5, 1999 investment;

              ix. On or about December 29, 1999, Elliott/Westgate and Alexander exercised their right to invest an additional $1 million in the Company;

              x. The November Agreement additionally provided for a reduction in the exercise or conversion price of the May Notes, May Warrants, March Notes, and March Warrants to $0.25;

              xi. The derivative security acquisitions and adjustments provided for in the November Agreement constituted purchases of the underlying common stock by Elliott/Westgate and Alexander for purposes of Section 16(b) which were matchable against sales of common stock by Elliott/Westgate and Alexander within six months thereafter; and

              xii. Under the November Agreement, Elliott/Westgate and Alexander acquired control of the Company by, inter alia, being provided the right to designate up to two thirds (66.7%) of the Board of Directors of ISCO. On November 5, 1999, Brodsky and Perlman were designated by them to serve on the Board effective November 8, 1999, at which time Mitchum agreed to resign.


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         The Proposed Amended Complaint further alleges derivatively on behalf of the Company that Elliott/Westgate, Alexander, Laves, Hoffman, Mitchum, Parker, Powers, Brodsky, Calhoun, and Perlman breached their fiduciary duties to the Company as controlling shareholders and/or directors or aided and abetted in the breach of the fiduciary duties of their co-defendants, in that they:

              i. Caused the Company to issue to Elliott/Westgate and Alexander ISCO securities at unfairly low prices and upon terms commercially unreasonable to the Company. The $0.25 per share exercise price was well below the approximate market price of $0.50 per share at which ISCO common stock was trading at that time and which also reflected a discount to the true value of the Company's assets and operations; and

              ii. Caused the Company to agree to an amendment of the terms of the May Notes, May Warrants, March Notes, and March Warrants which was unfair to the Company and which was not commercially reasonable and was not the result of the exercise of reasonable business judgment.

         On or about May 2, 2000, Elliott/Westgate served their opposition to Plaintiff's cross-motion to amend in which they argued that: (1) Elliott/Westgate was not a deemed director of the Board as a consequence of Hoffman's designation to the Board; (2) Elliott/Westgate were not and could not be deemed a group with Alexander for purposes of Section 16(b); and (3) defendants Elliott/Westgate, Alexander, Laves, Hoffman, Mitchum, Parker, Powers, Brodsky, Calhoun and Perlman did not breach their fiduciary duties to the Company or aid and abet in such a breach, and the actions taken by the Company under the November Agreement had a rational business purpose and were subject to the business judgment rule.

         On or about June 8, 2000, Plaintiff served his reply to Elliott/Westgate's opposition to Plaintiff's cross-motion to file a supplemental complaint.

         On August 17, 2000, oral argument was held before Judge John S. Martin, Jr., concerning Southbrook's and Elliott/Westgate's several motions to dismiss the Complaint and Plaintiff's cross-motion to amend the Complaint.

         On or about October 26, 2000, Judge John S. Martin, Jr., issued an Opinion and Order, which held that: (1) the motions to dismiss were denied without prejudice to renew upon the disposition of a related case in the Second Circuit Court of Appeals; and (2) Plaintiff's cross-motion to file a supplemental complaint was granted.

         During the pendency of the various motions, counsel for ISCO and counsel for Plaintiff had discussions concerning the derivative claims asserted in the Proposed Amended Complaint. In this connection, counsel for Plaintiff also met with counsel for ISCO and with the Company's President and Chief Executive Officer. As part of these discussions, counsel for Plaintiff obtained certain information regarding the transactions described in the Proposed Amended Complaint.

         After the motions were ruled upon by the Court, counsel for the Company and counsel for Plaintiff had further discussions. As part of these discussions, counsel for Plaintiff obtained


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additional information regarding the transactions described in the Proposed
Amended Complaint, including documentary information.

         Plaintiff's counsel agreed to limit the Proposed Amended Complaint to
Section 16(b) claims and omit the breach of fiduciary duty claims provided that an acceptable tolling agreement could be entered into with the proposed defendants on the breach of fiduciary duty claim. Over the next several weeks, Plaintiff's counsel negotiated the terms of that stipulation which all the parties subsequently entered into.

         In addition to the information provided by the Company, Plaintiff, acting through his counsel, has investigated the facts and circumstances relevant to the Action. This included a review of ISCO's SEC filings, annual and quarterly reports, other public documents and statements, examining the documents obtained from the Company and from Plaintiff's investigation, and researching the facts and law pertaining to the claims asserted in the Action.

         After reaching agreement on the stipulation relating to the breach of fiduciary duty claims, Plaintiff's counsel and counsel for Elliott/Westgate met and negotiated at arms' length in order to achieve a fair, reasonable and adequate settlement which would be in the best interest of ISCO. As a result, Elliott/Westgate has agreed to pay ISCO $15,000,000 in settlement of any and all claims arising under Section 16 of the Exchange Act ("Section 16") which were asserted or which could have been asserted or in the future could be asserted against Elliott/Westgate in the Complaint or the Proposed Amended Complaint or in any court, tribunal or proceeding arising out of or relating to the transactions alleged therein (the "Settled Elliott/Westgate Section 16 Claims") and all claims, including breach of fiduciary duty claims, asserted or which could have been asserted or could in the future be asserted against Elliott/Westgate or the Individual Additional Defendants in the Action or in any court, tribunal or proceeding by or on behalf of ISCO, Plaintiff or any other ISCO shareholders acting in their capacity as ISCO shareholders, whether directly, individually, representatively, derivatively or in any other capacity, arising out of or relating to the transactions alleged in the Complaint or the Proposed Amended Complaint (the "Additional Settled Claims" and, together with the Settled Elliott/Westgate Section 16 Claims, the "Settled Claims"). Specifically excluded from this release and the Settled Claims are any claims which Plaintiff, the Company or any shareholder of ISCO may have (a) against Southbrook, Alexander and State Farm arising under Section 16(b) (the "Reserved
Section 16(b) Claims") and (b) against Southbrook or Alexander arising out of or relating to Southbrook's or Alexander's transactions alleged in the Proposed Amended Complaint, including, without limitation, any state law or breach of fiduciary duty claims (the "Reserved Southbrook/Alexander Claims" and together with the Reserved Section 16(b) claims, the "Reserved Claims"). ISCO supports the result achieved under the Settlement.

         While Plaintiff believes that he is likely to succeed on the Settled Claims, he also believes that the Settlement will provide substantial timely benefits to ISCO, when weighed against the continued risk and delay of litigation. In addition to the substantial benefits provided by the Settlement to ISCO, Plaintiff and his counsel have considered the expense and length of time necessary to prosecute the Settled Claims through trial, the defenses available, the uncertainties of the outcome of the Action and the fact that the resolution of the Action, if favorable for Plaintiff, would likely be submitted for appellate review.


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         The Defendants, the Individual Additional Defendants and Alexander have at all times denied, and continue to deny, that they have committed any wrongful act or violation of law of any nature whatsoever in connection with any of the matters alleged, or which could have been alleged, in the Complaint and Proposed Amended Complaint. Elliott/Westgate's stated position for entering into the Settlement is because it: (i) will eliminate the substantial expense, inconvenience and distraction of continuing to litigate Plaintiff's claims, and
(ii) will finally put to rest those claims.

         The Board of Directors of ISCO has reviewed the terms of the Settlement and approved those terms based upon the Directors' belief that the Settlement provides valuable consideration for the Settled Claims.

THE SETTLEMENT TERMS

         In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims (as defined below), the parties have agreed to settle the Action for the payment by Elliot/Westgate of $15,000,000.00 (the "Settlement Fund"). The Settlement Fund, after deducting costs of providing Notice and any attorneys' fees and expense reimbursements, will be paid to ISCO within five (5) business days of the Settlement becoming Final (as defined below) and the Action as against Elliott/Westgate and the Individual Additional Defendants shall be completely and finally compromised, settled, released, discharged and dismissed with prejudice on the merits upon and subject to the terms and conditions of this Stipulation.

         ISCO's and Plaintiff's Release. As of the date when the Settlement becomes final (as defined below), ISCO, Plaintiff and any other shareholders of ISCO acting in their capacity as shareholders of ISCO release Elliott/Westgate and their affiliates, and their past and present officers, directors, partners, members and shareholders and their heirs, executors, administrators, attorneys, agents, successors and assigns from the Settled Claims and further release Elliott/Westgate and the Individual Additional Defendants and their affiliates, and their past and present officers, directors, partners, members and shareholders and their heirs, executors, administrators, attorneys, agents, successors and assigns from the Additional Settled Claims, and all such Settled Claims as against Elliott/Westgate and such Additional Settled Claims as against Elliott/Westgate and the Individual Additional Defendants, shall be fully, finally and forever compromised, settled, discharged, dismissed with prejudice and released pursuant to the terms and conditions set forth herein; provided however, that the release shall not include the rights of the parties hereto to enforce the terms of the Stipulation. Notwithstanding the foregoing, however, the release shall not be construed to extend to, or impair the liability of, Southbrook, Alexander and State Farm on any claims, including the Reserved Claims.

         Elliott/Westgate's Release of Plaintiff. As of the date when the Settlement becomes final (as defined below), Elliott/Westgate release Plaintiff, his affiliates, and their heirs, executors, administrators, attorneys, agents, successors and assigns from any claim for damages arising out of the Action or any transactions related to the purchase of ISCO securities, and all such claims shall be fully, finally and forever compromised, settled, discharged, dismissed with prejudice and released pursuant to the terms and conditions set forth in the Stipulation; provided however, that this release shall not include the rights of Elliott/Westgate to enforce the terms of the Stipulation.


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         ISCO's and Plaintiff's Mutual Release. As of the date when the
Settlement becomes final (as defined below), ISCO and Plaintiff release the other, the other's affiliates, and their past and present officers, directors, partners, members and shareholders and their heirs, executors, administrators, attorneys, agents, successors and assigns from all claims, counterclaims, cross-claims, rights, causes of action, or suits, hidden or concealed, disclosed or undisclosed, contingent or absolute, that could have been asserted against the other with respect to the Settled Claims. Specifically not included in the release are the rights of ISCO or Plaintiff to enforce the terms of the Stipulation or any claims against the other with respect to the Reserved Claims.

         To the extent that the law of the state of Delaware may be applicable to the foregoing releases, they are intended to be executed in conformity with the provisions of the Uniform Contribution Among Tort-Feasors Law, 10 Del.C.
Section 6301, et seq. Accordingly, should it be determined that any person, persons, entity or entities not released is jointly or severally liable to a releasing party with a released party with respect to any claim arising under principles of state law, the claim against and damages recoverable from any and all such not released person, persons, entity or entities shall be reduced in accordance and compliance with 10 Del.C. Section 6304 (a) and (b) so as to preclude any liability of the released parties to other tort-feasors, if any, for contribution or otherwise; and any language in the Stipulation inconsistent with such intent, or with the requirements of 10 Del.C. Section 6304 for the execution of such intent, shall be void and of no consequence; and in place thereof, it is agreed that it shall be considered that the Stipulation contains such other language, if any, as is necessary to make effectual the expressed intent of the parties as aforesaid. No other persons, be they joint tort-feasors under 10 Del.C. Section 6301, et seq. or otherwise, are in any way released by the Stipulation other than as aforesaid. It is the understanding of the parties that the law of the state of New York which governs the Stipulation is consistent with the law of the state of Delaware in this regard and so does not require any similar recitation.

         The Settlement shall be considered final for purposes of the Stipulation upon: (i) entry of the Order and Final Judgment approving the Settlement, if at that time, no one has or will have standing to appeal; (ii) if any person has or will have standing to appeal the Order and Final Judgment, upon the exhaustion of the appeal period or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from and from which no further appeal may be taken or is pending.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE ACTION WAS NOT SETTLED.

DISMISSAL AND RELEASE

         It is the intent of the parties that the proposed Settlement, if approved by the Court, shall extinguish for all time all rights, claims and causes of action that are or relate to the Settled Claims against Elliott/Westgate and the Individual Additional Defendants.


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         If the Settlement is approved by the Court, the Action will be dismissed on the merits with respect to the Settled Claims against Elliott/Westgate and the Individual Additional Defendants with prejudice against ISCO, plaintiff and all of the Shareholders. The Stipulation provides that the Settlement is a full compromise, settlement and release of the Settled claims, known or unknown, which have been or which might have been asserted by ISCO, plaintiff or any other Shareholders against Elliott/Westgate and the Individual Defendants arising now or hereafter from or relating to matters alleged in the Action. Under the terms of the Stipulation, such release and dismissal will bar the institution or prosecution by plaintiff or any other Shareholders of any other action asserting any Settled Claim against Elliott/Westgate and the Individual Additional Defendants.

INTERIM ORDER

         Pending final determination of whether the Stipulation should be approved, plaintiff, ISCO and the Shareholders of ISCO and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any released party, provided however that plaintiff may file an Amended Complaint consistent with the Stipulation in the Action dated February 7, 2001.

ATTORNEYS' FEES

         If the Settlement is approved by the Court, plaintiff's counsel intends to apply to the Court for an award of attorneys' fees not exceeding thirty percent (30%) of the Settlement Fund and for the reimbursement of reasonable expenses incurred and accrued in connection with the litigation of the Action. ISCO and Elliott/Westgate have agreed not to oppose such an award. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and expenses.

RIGHT TO OBJECT AND APPEAR AT SETTLEMENT HEARING

         Any Shareholder who objects to the Stipulation, the Settlement, the derivative action determination, the adequacy of representation determination, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than plaintiff, counsel for plaintiff, the settling defendants and counsel for the settling defendants in the Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing, (i) written notice of the intention to appear, (ii) a detailed statement of such person's objections to any matter before the Court, (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, and (iv) the identity of any witnesses they may call at the Settlement Hearing and all documents and writings which such person desires the Court to consider, shall be filed by such person with the Clerk of the Court, United States District Court, Daniel Patrick Moynihan United States Courthouse for the Southern District of New York, 500 Pearl Street, New York, New


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

York 10007, and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

Jeffrey S. Abraham, Esq.                     Jack G. Fruchter, Esq.
ABRAHAM & PASKOWITZ                          FRUCHTER & TWERSKY
60 East 42nd Street, 47th Floor              60 East 42nd Street, 47th Floor
New York, N.Y. 10165                         New York, N.Y. 10165

Attorneys for Plaintiff

David Parker, Esq.                           Alan Friedman, Esq.
KLEINBERG, KAPLAN, WOLFF                     KRAMER LEVIN NAFTALIS
   & COHEN, P.C.                              & FRANKEL LLP
551 Fifth Avenue                             919 Third Avenue
New York, New York 10176                     New York, New York 10022

Attorneys for Elliott/Westgate

Fruman Jacobson, Esq.
SONNENSCHEIN NATH & ROSENTHAL
Suite 8000 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606

Attorneys for ISCO

         Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in the Action or any other action or proceeding. Shareholders do not need to appear at the hearing or take any other action to indicate their approval.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

         This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the litigation, unless sealed, at the Daniel Patrick Moynihan United States Courthouse for the Southern District of New York, 500 Pearl Street, New York, New York 10007, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.


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NOTICE TO PERSONS OR ENTITIES HOLDING
RECORD OWNERSHIP ON BEHALF OF OTHERS

         Brokerage firms, banks and other persons or entities who are Shareholders of ISCO in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to ISCO at the following address:

                                     Investor Relations Department
                                     Attn: Maureen Murnane
                                     Illinois Superconductor Corporation
                                     451 Kingston Court
                                     Mount Prospect, Illinois 60056
                                     (312) 391-9400

Dated:        New York, New York
              February 21, 2001

                                             By Order of the Court
                                             ------------------------------
                                             Clerk of the Court


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